CNO Financial (1)
April 25, 2018

Exhibit 99.1
For Immediate Release

CNO Financial Group Reports First Quarter 2018 Results
Carmel, Ind., April 25, 2018 - CNO Financial Group, Inc. (NYSE: CNO) today announced that net income for the first quarter 2018 increased to $84.3 million, or 50 cents per diluted share, compared to $62.3 million, or 36 cents per diluted share, in the first quarter of 2017. CNO also announced that first quarter 2018 net operating income (1) increased to $73.9 million, or 44 cents per diluted share, compared to $59.8 million, or 34 cents per diluted share, in the first quarter of 2017. Net income and net operating earnings in the first quarter of 2018 reflect the positive impact of the lower Federal income tax rate related to the Tax Cuts and Jobs Act of $15.1 million (9 cents per share) and $13.3 million (8 cents per share), respectively.
"CNO again delivered a solid first quarter of earnings, increasing both net income and net operating income over prior year due to our diversified business model," said Gary Bhojwani, chief executive officer. "CNO’s progress in advancing our growth strategy continues to focus on disciplined execution across the firm. We remain encouraged by the strategic initiatives underway to reshape our agent force, extend our geographic footprint and expand the portfolio of insurance and wealth solutions we offer to middle-income customers."

First Quarter 2018 Highlights

•	First-year collected premiums: $331.1 million, down 4% from 1Q17

•	Total collected premiums: $928.1 million, down 1% from 1Q17

•	New annualized premium ("NAP") (2) for life and health products: $78.1 million, down 11% from 1Q17

•	Annuity collected premiums: $251.8 million, down 2% from 1Q17

•	Annuity account values: $8.6 billion, up 4% from 1Q17

•	Policies inforce of 3.5 million (including third party policies inforce), down 1% from 1Q17

•	Net income per diluted share: 50 cents in 1Q18 compared to 36 cents in 1Q17

•	Net operating income (1) per diluted share: 44 cents in 1Q18 compared to 34 cents in 1Q17

•	Book value per common share was $27.59 at March 31, 2018 compared to $29.05 at December 31, 2017

•	Book value per diluted share, excluding accumulated other comprehensive income (loss) (3), increased to $21.94 at March 31, 2018 from $21.43 at December 31, 2017

•	Unrestricted cash and investments held by our holding company were $378 million at March 31, 2018 compared to $397 million at December 31, 2017

•	Paid common stock dividends of $15.4 million in 1Q18; no common stock repurchases

•
Consolidated risk-based capital ratio was estimated at 427% at March 31, 2018, reflecting: (i) estimated statutory operating earnings of $52 million; (ii) insurance company dividends to the holding company of $20.0 million during the first three months of 2018; and (iii) the effect of a tactical shift in our allocations toward investments which had higher capital requirements

CNO Financial (2)
April 25, 2018

Quarterly Segment Operating Results

	Three months ended
	March 31,
	2018	2017
	(Dollars in millions, except per share data)
Adjusted EBIT (4):
Bankers Life	$89.5	$89.7
Washington National	34.3	23.5
Colonial Penn:
Inforce business (5)	11.1	14.1
New business (5)	(12.6)	(14.4)
Total Colonial Penn	(1.5)	(.3)
Long-term care in run-off	—	.4
Adjusted EBIT from business segments	122.3	113.3
Corporate Operations, excluding corporate interest expense	(15.5)	(8.9)
Adjusted EBIT	106.8	104.4
Corporate interest expense	(11.9)	(11.5)
Operating earnings before taxes	94.9	92.9
Tax expense on operating income	21.0	33.1
Net operating income (1)	73.9	59.8
Net realized investment gains (losses) (net of related amortization)	(15.2)	7.9
Fair value changes in embedded derivative liabilities (net of related amortization)	25.1	(4.4)
Other	3.3	.3
Non-operating income before taxes	13.2	3.8
Income tax expense on non-operating income	2.8	1.3
Net non-operating income	10.4	2.5
Net income	$84.3	$62.3

Per diluted share:
Net operating income	$.44	$.34
Net realized investment gains (losses) (net of related amortization and taxes)	(.07)	.03
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	.12	(.01)
Other	.01	—
Net income	$.50	$.36

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CNO Financial (3)
April 25, 2018

The following table summarizes the financial impact of significant items on our 1Q18 net operating income (dollars in millions, except per share amounts):

	Three months ended
	March 31, 2018*
	Actual results	Significant items	Excluding significant items
Net Operating Income (1):
Bankers Life	$89.5	$(2.3)	$87.2
Washington National	34.3	—	34.3
Colonial Penn	(1.5)	1.1	(.4)
Long-term care in run-off	—	—	—
Adjusted EBIT from business segments	122.3	(1.2)	121.1
Corporate Operations, excluding corporate interest expense	(15.5)	—	(15.5)
Adjusted EBIT (4)	106.8	(1.2)	105.6
Corporate interest expense	(11.9)	—	(11.9)
Operating earnings before taxes	94.9	(1.2)	93.7
Tax expense on operating income	21.0	(.3)	20.7
Net operating income	$73.9	$(.9)	$73.0

Net operating income per diluted share	$.44	$(.01)	$.43

The significant items in 1Q18 included: (i) the $2.3 million release of long-term care reserves (net of the reduction in insurance intangibles) in the Bankers Life segment due to the impact of policyholder actions following rate increases; and (ii) a $1.1 million out-of-period adjustment in the Colonial Penn segment which increased reserves on closed block payout annuities.

* See page 8 for the table of Net Operating Income Excluding Significant Items for the three months ended March 31, 2017.

Segment Results
Bankers Life markets and distributes a variety of insurance products to middle-income Americans at or near retirement through a dedicated field force of career agents. First-year collected premiums in 1Q18 were $299.5 million, down 4 percent from 1Q17. NAP for life and health products in 1Q18 was $35.7 million, down 14 percent compared to 1Q17. Average producing agents (over the last twelve months) were down 7 percent from 1Q17. Average producing agents in their third year of service or later (over the last twelve months) in 1Q18 were down 2 percent in 1Q18 compared to 1Q17.
Total collected premiums in 1Q18 were $672.5 million, down 2 percent from 1Q17. Annuity collected premiums in 1Q18 were $251.4 million, down 2 percent from 1Q17. Annuity account values, on which spread income is earned, increased 4 percent to $8.2 billion in 1Q18 compared to 1Q17, driven by strong sales and persistency. Total policies inforce (including third party policies inforce) decreased 2 percent and third party policies inforce increased 6 percent from 1Q17.
Pre-tax operating earnings in 1Q18 were comparable to 1Q17. Pre-tax operating earnings in 1Q18 reflected: (i) the $2.3 million release of long-term care reserves (net of the reduction in insurance intangibles); (ii) $9 million of favorable investment earnings from alternative investments, call premiums and prepayments compared to 1Q17; offset by (iii) $9 million of lower margins on the Medicare supplement block of business (reflecting implementation of the Medicare crossover process and favorable claim experience in 1Q17); and (iv) $2 million of unfavorable mortality experience in the life block. Pre-tax operating earnings in 1Q17 reflected: (i) $3.5 million of higher expenses for estimated future state guaranty association assessments, net of premium tax offsets, related to the

CNO Financial (4)
April 25, 2018

liquidation of Penn Treaty Network America Insurance Company ("Penn Treaty"); partially offset by (ii) the $1.8 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.
The long-term care interest-adjusted benefit ratio was 70.2 percent in 1Q18, lower than the 1Q17 ratio of 72.5 percent. The 1Q18 and 1Q17 ratios were favorably impacted by $2.6 million and $2.0 million, respectively, of one-time reserve releases related to policyholder decisions to surrender or reduce coverage following rate increases. The long-term care interest-adjusted benefit ratio excluding the favorable reserve releases was 72.6 percent and 74.2 percent in 1Q18 and 1Q17, respectively. We continue to expect the long-term care interest-adjusted benefit ratio to be in the range of 75 percent to 80 percent during the remainder of 2018.
Pre-tax operating earnings in 1Q18 reflected a Medicare supplement benefit ratio of 73.3 percent, higher than the 1Q17 ratio of 70.0 percent. We continue to expect the Medicare supplement benefit ratio to be in the range of 71 percent to 74 percent during the remainder of 2018.
Washington National markets and distributes supplemental health and life insurance to middle-income consumers through a wholly-owned subsidiary and independent insurance agencies. First-year collected premiums in 1Q18 were $19.7 million, down 4 percent from 1Q17. NAP from life and health products in 1Q18 was $23.8 million, down 3 percent from 1Q17. The average number of producing agents (over the last twelve months) in 1Q18 was up 1 percent compared to 1Q17.
Total collected premiums from the segment's supplemental health block were up 3 percent in 1Q18 compared to 1Q17.
Pre-tax operating earnings in 1Q18 compared to 1Q17 were up $10.8 million, or 46 percent. Pre-tax operating earnings in 1Q18 primarily reflect higher margins on the supplemental health block compared to 1Q17, reflecting favorable claims and favorable claim reserve development in 1Q18. Pre-tax operating earnings in 1Q17 reflect $1.3 million of expense for estimated future state guaranty association assessments, net of premium tax offsets, related to Penn Treaty. The supplemental health interest-adjusted benefit ratio was 54.4 percent and 60.6 percent in 1Q18 and 1Q17, respectively. We continue to expect the supplemental health interest-adjusted benefit ratio to be in the range of 58 percent to 61 percent during the remainder of 2018.
Colonial Penn markets primarily graded benefit and simplified issue life insurance directly to customers through television advertising, direct mail, the internet and telemarketing. First-year collected premiums were $11.9 million and NAP was $18.6 million in 1Q18 down 13 percent and 15 percent, respectively, from 1Q17.
Total collected premiums were up 1 percent in 1Q18 compared to 1Q17.
The pre-tax loss in 1Q18 was $1.5 million compared to a loss of $.3 million in 1Q17 reflecting: (i) $2 million of unfavorable mortality experience in the life block; (ii) a $1.1 million out-of-period adjustment which increased reserves on closed block payout annuities; offset by (iii) $2 million of reduced expenses primarily related to lower marketing expense. Inforce Adjusted EBIT was $11.1 million, compared to $14.1 million in 1Q17, primarily reflecting: (i) $2 million of unfavorable mortality experience in the life block; and (ii) a $1.1 million out-of-period adjustment which increased reserves on closed block payout annuities.
Recognizing the accounting standard related to deferred acquisition costs, the amount of our investment in new business during a particular period will have a significant impact on this segment's results. We continue to expect this segment to report earnings in 2018 in the range of $10 million to $20 million.
Long-term care in run-off only includes the long-term care business that was recaptured in September 2016. This segment recognized pre-tax operating earnings in 1Q18 of nil, compared to $.4 million 1Q17. The interest-adjusted benefit ratio for this long-term care block was 117.9 percent in 1Q18 compared to 128.1 percent in 1Q17. We continue to expect this segment to report normalized earnings before net realized investment gains (losses) of approximately breakeven over the long-term. However, this segment's quarterly results can be volatile.
Corporate Operations includes our investment advisory subsidiary and corporate expenses.
Pre-tax losses in 1Q18 were $15.5 million compared to $8.9 million of losses in 1Q17 primarily reflecting: (i) a $9.5 million decrease in earnings from investments backing our Company-owned life insurance which is utilized as

CNO Financial (5)
April 25, 2018

a vehicle to fund Bankers Life's agent deferred compensation plan, reflecting strong returns in 1Q17; partially offset by (ii) lower expenses in 1Q18.
Non-Operating Items
Net realized investment losses in 1Q18 were $15.2 million (net of related amortization) primarily reflecting the $12.5 million unfavorable impact related to the change in the fair value of equity securities which is required to be recognized in the income statement effective January 1, 2018. There were no other-than-temporary impairment losses recognized in 1Q18. Net realized investment gains in 1Q17 were $7.9 million (net of related amortization) including other-than-temporary impairment losses of $8.4 million recorded in earnings.
During 1Q18 and 1Q17, we recognized an increase (decrease) in earnings of $25.1 million and $(4.4) million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed index annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.
Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 427% at March 31, 2018, reflecting: (i) estimated 1Q18 statutory operating earnings of $52 million; (ii) the payment of insurance company dividends to the holding company of $20.0 million; and (iii) the effect of a tactical shift in our allocations toward investments which had higher capital requirements (decreasing the risk-based capital ratio by approximately 20 percentage points during 1Q18).
During 1Q18, dividends paid on common stock totaled $15.4 million. There were no common stock repurchases in 1Q18.
Unrestricted cash and investments held by our holding company were $378 million at March 31, 2018, compared to $397 million at December 31, 2017.
Book value per common share was $27.59 and $29.05 at March 31, 2018 and December 31, 2017, respectively. Book value per diluted share, excluding accumulated other comprehensive income (loss) (3), increased to $21.94 at March 31, 2018, compared to $21.43 at December 31, 2017.
The debt-to-capital ratio was 16.5 percent and 15.9 percent at March 31, 2018 and December 31, 2017, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (6) was 19.7 percent at March 31, 2018 compared to 20.1 percent at December 31, 2017.
Conference Call
The Company will host a conference call to discuss results on April 26, 2018 at 11:00 a.m. Eastern Time. The webcast can be accessed through the Investors section of the company's website: http://ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available the morning of the call at the Investors section of the company's website.
About CNO Financial Group
CNO Financial Group, Inc. (NYSE: CNO) is a holding company.  Our insurance subsidiaries - principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company - primarily serve middle-income pre-retiree and retired Americans by helping them protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at www.CNOinc.com.

CNO Financial (6)
April 25, 2018

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: March 31, 2018 - $20,820.9; December 31, 2017 - $20,702.1)	$22,375.5	$22,910.9
Equity securities at fair value (cost: March 31, 2018 - $504.4; December 31, 2017 - $420.0)	498.7	440.6
Mortgage loans	1,601.2	1,650.6
Policy loans	116.0	116.0
Trading securities	289.6	284.6
Investments held by variable interest entities	1,583.9	1,526.9
Other invested assets	951.1	924.5
Total investments	27,416.0	27,854.1
Cash and cash equivalents - unrestricted	610.8	578.4
Cash and cash equivalents held by variable interest entities	115.6	178.9
Accrued investment income	268.1	245.9
Present value of future profits	350.4	359.6
Deferred acquisition costs	1,083.6	1,026.8
Reinsurance receivables	2,153.5	2,175.2
Income tax assets, net	450.4	366.9
Assets held in separate accounts	4.7	5.0
Other assets	356.0	319.5
Total assets	$32,809.1	$33,110.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account balances	$11,254.5	$11,220.7
Future policy benefits	11,312.2	11,521.3
Liability for policy and contract claims	509.1	530.3
Unearned and advanced premiums	270.3	261.7
Liabilities related to separate accounts	4.7	5.0
Other liabilities	869.0	751.8
Investment borrowings	1,646.5	1,646.7
Borrowings related to variable interest entities	1,410.5	1,410.7
Notes payable – direct corporate obligations	915.1	914.6
Total liabilities	28,191.9	28,262.8
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: March 31, 2018 – 167,354,255; December 31, 2017 – 166,857,931)	1.6	1.7
Additional paid-in capital	3,075.6	3,073.3
Accumulated other comprehensive income	894.3	1,212.1
Retained earnings	645.7	560.4
Total shareholders' equity	4,617.2	4,847.5
Total liabilities and shareholders' equity	$32,809.1	$33,110.3

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CNO Financial (7)
April 25, 2018

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended
	March 31,
	2018	2017
Revenues:
Insurance policy income	$659.9	$663.8
Net investment income:
General account assets	329.1	312.0
Policyholder and other special-purpose portfolios	12.8	75.2
Realized investment gains (losses):
Net realized investment gains, excluding impairment losses	(15.2)	16.3
Impairment losses recognized (a)	—	(8.4)
Total realized gains (losses)	(15.2)	7.9
Fee revenue and other income	21.2	11.8
Total revenues	1,007.8	1,070.7
Benefits and expenses:
Insurance policy benefits	586.6	669.3
Interest expense	33.6	30.8
Amortization	71.9	63.5
Other operating costs and expenses	207.6	210.4
Total benefits and expenses	899.7	974.0
Income before income taxes	108.1	96.7
Income tax expense on period income	23.8	34.4
Net income	$84.3	$62.3
Earnings per common share:
Basic:
Weighted average shares outstanding	167,060,000	173,431,000
Net income	$.50	$.36
Diluted:
Weighted average shares outstanding	169,677,000	175,065,000
Net income	$.50	$.36

______________

(a)	No portion of the other-than-temporary impairments recognized in the periods was included in accumulated other comprehensive income.

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CNO Financial (8)
April 25, 2018

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
NET OPERATING INCOME EXCLUDING SIGNIFICANT ITEMS*
(Dollars in millions, except per share data)

	Three months ended
	March 31, 2017*
	Actual results	Significant items	Excluding significant items
Net Operating Income (1):
Bankers Life	$89.7	$1.7	$91.4
Washington National	23.5	1.3	24.8
Colonial Penn	(.3)	—	(.3)
Long-term care in run-off	.4	—	.4
Adjusted EBIT from business segments	113.3	3.0	116.3
Corporate Operations, excluding corporate interest expense	(8.9)	—	(8.9)
Adjusted EBIT (4)	104.4	3.0	107.4
Corporate interest expense	(11.5)	—	(11.5)
Operating earnings before taxes	92.9	3.0	95.9
Tax expense on operating income	33.1	1.1	34.2
Net operating income	$59.8	$1.9	$61.7

Net operating income per diluted share	$.34	$.01	$.35

* This table summarizes the financial impact of significant items (as described in the segment results section of this press release) on our 1Q17 net operating income.

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CNO Financial (9)
April 25, 2018

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIRST-YEAR COLLECTED PREMIUMS
(Dollars in millions)

	Three months ended
	March 31,
	2018	2017
Bankers Life:
Medicare supplement	$15.4	$17.5
Long-term care	3.7	4.2
Supplemental health	1.1	1.4
Other health	.2	.2
Life	29.2	31.9
Annuity	249.9	255.9
Total	299.5	311.1
Washington National:
Supplemental health and other health	18.4	19.1
Life	1.3	1.4
Total	19.7	20.5
Colonial Penn:
Life	11.9	13.7
Total	11.9	13.7
Total first-year collected premiums from segments	$331.1	$345.3

TOTAL COLLECTED PREMIUMS
(Dollars in millions)

	Three months ended
	March 31,
	2018	2017
Bankers Life:
Medicare supplement	$188.3	$191.7
Long-term care	110.3	117.0
Supplemental health	5.8	5.7
Other health	1.5	1.6
Life	115.2	114.3
Annuity	251.4	257.5
Total	672.5	687.8
Washington National:
Supplemental health and other health	155.7	150.6
Medicare supplement	12.5	14.4
Life	7.6	7.9
Annuity	.4	.2
Total	176.2	173.1
Colonial Penn:
Life	74.8	74.0
Medicare supplement and other health	.5	.5
Total	75.3	74.5
Long-term care in run-off:
Long-term care	4.1	4.6
Total	4.1	4.6
Total collected premiums from segments	$928.1	$940.0

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CNO Financial (10)
April 25, 2018

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
NEW ANNUALIZED PREMIUMS FOR LIFE AND HEALTH PRODUCTS (2)
(Dollars in millions)

	Three months ended
	March 31,
	2018	2017
Bankers Life:
Medicare supplement	$12.9	$16.1
Long-term care	5.0	5.7
Supplemental health and other health	1.3	1.7
Life	16.5	18.0
Total	35.7	41.5
Washington National:
Supplemental health	22.0	22.9
Life	1.8	1.7
Total	23.8	24.6
Colonial Penn:
Life	18.6	21.8
Total	18.6	21.8
Total new annualized premiums	$78.1	$87.9

ANNUITY ACCOUNT VALUES
(Dollars in millions)

	March 31,
	2018	2017
Bankers Life	$8,221.2	$7,869.7
Washington National	368.1	404.5
Total	$8,589.3	$8,274.2

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CNO Financial (11)
April 25, 2018

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
BENEFIT RATIOS ON MAJOR HEALTH LINES OF BUSINESS

	Three months ended
	March 31,
	2018	2017
Bankers Life:
Medicare supplement:
Earned premium	$193 million	$196 million
Benefit ratio (7)	73.3%	70.0%
Long-term care:
Earned premium	$110 million	$116 million
Benefit ratio (7)	133.4%	132.6%
Interest-adjusted benefit ratio (a non-GAAP measure) (8)	70.2%	72.5%
Washington National:
Medicare supplement:
Earned premium	$13 million	$14 million
Benefit ratio (7)	66.5%	66.8%
Supplemental health:
Earned premium	$151 million	$146 million
Benefit ratio (7)	78.3%	84.6%
Interest-adjusted benefit ratio (a non-GAAP measure) (8)	54.4%	60.6%
Long-term care in run-off:
Long-term care:
Earned premium	$4 million	$5 million
Benefit ratio (7)	293.1%	286.5%
Interest-adjusted benefit ratio (a non-GAAP measure) (8)	117.9%	128.1%

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CNO Financial (12)
April 25, 2018

NOTES

(1)
Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses, net of related amortization and taxes; (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iii) fair value changes related to the agent deferred compensation plan, net of taxes, (iv) changes in the valuation allowance for deferred tax assets and other tax items; and (v) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. Net realized investment gains or losses include: (i) gains or losses on the sales of investments; (ii) other-than-temporary impairments recognized through net income; and (iii) changes in fair value of certain fixed maturity investments with embedded derivatives. A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, www.CNOinc.com.

(2)
Measured by new annualized premium for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Medicare Advantage sales are not comparable to other sales and are therefore excluded in all periods.

(3)
Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(4)
Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because these items are unrelated to the company's underlying fundamentals. A reconciliation of Adjusted EBIT to Net Income applicable to common stock is provided in the table on page 2.

(5)
Management believes that an analysis of Adjusted EBIT for Colonial Penn, separated between inforce and new business, provides increased clarity for this segment as the vast majority of the costs to generate new business in this segment are not deferrable and Adjusted EBIT will fluctuate based on management’s decisions on how much marketing costs to incur in each period. Adjusted EBIT from new business includes pre-tax revenues and expenses associated with new sales of our insurance products during the first year after the sale is completed. Adjusted EBIT from inforce business includes all pre-tax revenues and expenses associated with sales of insurance products that were completed more than one year before the end of the reporting period. The allocation of certain revenues and expenses between new and inforce business is based on estimates, which we believe are reasonable.

(6)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(7)	The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.

(8)
The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset (which is equal to the tabular interest on the related insurance liabilities). Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO Financial's website, www.CNOinc.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on

CNO Financial (13)
April 25, 2018

track," "comfortable with," "optimistic," "guidance," "outlook" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward-looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products; (iii) general economic, market and political conditions and uncertainties, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (v) our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products; (vi) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vii) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (viii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (ix) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (x) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (xi) changes to our estimates of the impact of comprehensive federal tax legislation related to the Tax Cuts and Jobs Act; (xii) our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service; (xiii) changes in accounting principles and the interpretation thereof; (xiv) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (xvi) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xvii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xviii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xix) changes in capital deployment opportunities; (xx) our ability to maintain effective controls over financial reporting; (xxi) our ability to continue to recruit and retain productive agents and distribution partners; (xxii) customer response to new products, distribution channels and marketing initiatives; (xxiii) our ability to achieve additional upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xxiv) regulatory changes or actions, including: those relating to regulation of the financial affairs of our insurance companies, such as the calculation of risk-based capital and minimum capital requirements, and payment of dividends and surplus debenture interest to us; regulation of the sale, underwriting and pricing of products; and health care regulation affecting health insurance products; (xxv) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets; (xxvi) availability and effectiveness of reinsurance arrangements, as well as the impact of any defaults or failure of reinsurers to perform; (xxvii) the amount we may need to pay to a reinsurer and the earnings charge we may incur in connection with a long-term care reinsurance transaction; (xxviii) the performance of third party service providers and potential difficulties arising from outsourcing arrangements; (xxix) the growth rate of sales, collected premiums, annuity deposits and assets; (xxx) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (xxxi) events of terrorism, cyber attacks, natural disasters or other catastrophic events, including losses from a disease pandemic; (xxxii) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and (xxxiii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

For further information: (News Media) Beth Hengeveld +1.312.396.7467 or (Investors) Adam Auvil +1.317.817.6310

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